Exhibit 23.1

               Consent of Independent Certified Public Accountants
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      We have issued our report dated January 31, 1995, accompanying the consolidated financial statements and schedule of Computer Horizons Corp. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."





                           GRANT THORNTON LLP





Parsippany, New Jersey
May 3, 1995